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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                          State or Other Jurisdiction
Name                                   of incorporation or Organization
----                                   --------------------------------
Syntel Limited                                     India
Syntel Europe Limited                              England
Syntel Deutschland GmbH                            Germany
Syntel (Singapore) PTE. Limited                    Singapore
Syntel (Australia) Pty. Limited                    Australia
Syntel Canada Inc.                                 Canada
Syntel (Hong Kong) Limited                         Hong Kong
Syntel (Mauritius) Limited                         Mauritius
SkillBay LLC                                       Michigan
Syntel Delaware LLC                                Delaware
Syntel Global Private Limited                      India
Syntel International Private Limited               India
State Street Syntel Services                       Mauritius
(Mauritius) Limited
(Formerly known as Syntel Solutions
(Mauritius) Limited)
Syntel Sourcing Private Limited                    India
Syntel Consulting Inc.                             Michigan
Syntel Sterling BestShores Solutions
   Private Limited                                 India
Syntel Sterling BestShores
   (Mauritius) Limited                             Mauritius
Syntel Worldwide (Mauritius) Limited               Mauritius
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